EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3A of our report dated August 20, 1999 appearing in Bion Environmental Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                              /s/ Ehrhardt Keffe Steiner & Hottman PC



January 23, 2001
Denver, Colorado